CONSENT OF INDEPENDENT ACCOUNTANTS


October 20, 1998

We   consent  to  the  inclusion in this registration statement on Form S-4 of our reports, both of which include an explanatory paragraph regarding the Company's ability to continue as a going concern, dated April 10, 1998, on our audits of the consolidated financial statements and financial statement schedule of XCL Ltd. and financial statements of XCL-China Ltd. We also consent to the references to our firm under the captions "Experts."



/s/ PRICEWATERHOUSECOOPERS LLP

Miami, Florida